                                                                    Exhibit 11.1


QUAKER CITY BANCORP, INC.
COMPUTATION OF EARNINGS PER SHARE

                                                          Three Months     Six Months
                                                             Ended            Ended
                                                          December 31,     December 31,
                                                              1998            1998
                                                          ---------------  -----------
A      Average common shares outstanding                      5,287,905       5,316,233
                                                       ------------------  ------------
B      Net earnings for period                               $2,081,000      $4,539,000
                                                       ==================  ============
       Basic earnings per share [ B / A ]                    $     0.39      $     0.85
                                                       ==================  ============

       Common share equivalents :

C      Average stock options outstanding                        574,029         574,863
                                                       ------------------  ------------
D      Option exercise price                                 $     8.46      $     8.47
                                                       ------------------  ------------
E      Exercise proceeds [ C x D ]                           $4,856,285      $4,869,090
                                                       ------------------  ------------
F      Average market price in period                        $    15.82      $    16.61
                                                       ------------------  ------------
G      Shares repurchased at market price [ E / F ]             306,971         293,142
                                                       ------------------  ------------
H      Increase in common shares [ C - G ]                      267,058         281,721
                                                       ------------------  ------------
I      Shares available in deferred compensation plan           165,905         165,905
                                                       ------------------  ------------
J      Shares outstanding and equivalents [ A + H + I ]       5,720,868       5,763,859
                                                       ==================  ============
K      Net earnings for period                               $2,081,000      $4,539,000
                                                       ==================  ============
       Diluted earnings per share [ J / I ]                  $     0.36      $     0.79
                                                       ==================  ============
       Market price at end of period                                         $    16.00